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                                                                      EXHIBIT 5

May 28, 1998
Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York 14228-1197

                    Re: Registration Statement on Form S-4

Ladies and gentlemen:

  We have acted as counsel to Columbus McKinnon Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer (the "Exchange Offer") by the Company to exchange $1,000 principal amount of its 8 1/2% Senior Subordinated Notes due April 1, 2008 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 8 1/2% Senior Subordinated Notes due April 1, 2008 (the "Private Notes"), of which $200,000,000 aggregate principal amount was issued and sold on March 31, 1998 in a transaction exempt from registration under the Act and is outstanding on the date hereof. The Private Notes were issued under, and the Exchange Notes are to be issued under, the Indenture dated as of March 31, 1998 between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee").

  As such counsel, we have examined originals or copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, the Indenture and the Registration Statement. We have also examined original, reproduced or certified copies of all such records of the Company, such other agreements and such certificates of officers and representatives of the Company and others, and such statutes and authorities, as we have deemed relevant and necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of the copies of documents supplied to us as copies thereof. As to various questions of fact material to the opinions hereinafter expressed, we have relied on representations, statements and certificates of officers and representatives of the Company and others.

  Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be exports on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the federal laws of the United States of America.

  Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes have been duly and validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute the legal, valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

  We consent to being named in the Registration Statement and related prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such prospectus. We also consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

  No one other than the addressee indicated first above shall be entitled to rely on this opinion.

                                          Very truly yours,

                                          Lippes, Silverstein, Mathias &
                                           Wexler LLP